Exhibit 99.1

CONTACTS:

Jimmy Johnson, investor relations

408.503.2771

jimmy.johnson@corp.palm.com

Marlene Somsak, media relations

408.503.2592

marlene.somsak@corp.palm.com

Palm Reports Q4 FY’03 Results

Strength of New Products Drives Y/Y Unit Sell-through Growth;

Operational Performance Continues to Improve

MILPITAS, Calif., June 24, 2003—Palm, Inc. (Nasdaq: PALM), which consists of two operating units—Palm Solutions Group and PalmSource—today reported revenues of $225.8 million for the fourth quarter of fiscal year 2003, ended May 31, 2003, down 3.2 percent from the $233.3 million reported during the comparable quarter a year ago and up 8 percent sequentially.

For the fourth quarter of fiscal year 2003, net loss, as measured by GAAP (generally accepted accounting principles), was $15.0 million, or $(0.51) per share. This net loss included restructuring charges of $2.0 million, which included costs of vacating real estate locations and severance payments, amortization of intangible assets of $0.4 million and separation costs associated with the pending spin-off of PalmSource of $3.8 million. This compares to a GAAP net loss for the fourth quarter of fiscal year 2002 of $27.5 million or $(0.95) per share and a GAAP net loss for the third quarter of fiscal year 2003 of $172.3 million or $(5.93) per share.

Net loss in the fourth quarter, measured on a non-GAAP basis totaled $8.9 million, or $(0.30) per share, excluding the effects of amortization of intangible assets, separation costs and restructuring charges. This compares to a non-GAAP net loss in the fourth quarter of fiscal 2002 of $17.8 million, or $(0.62) per share, which excluded the effects of the reduction in special excess inventory costs, amortization of intangible assets, separation costs and restructuring charges. Non-GAAP net loss in the third quarter of fiscal year 2003 was $26.5 million, or $(0.91) per share, excluding the effects of amortization of intangible assets, separation costs, impairment charges and restructuring charges.

“We end the year with favorable momentum on virtually every key metric of our corporate dashboard,” said Eric Benhamou, Palm, Inc. chairman and interim chief executive officer. “We are gratified to see our efforts to reinvigorate product innovation and to re-energize the market rewarded and our unit demand return to positive growth territory. While the economic context continues to be a challenge, we believe our opportunities for growing shareholder value have improved.”

Benhamou noted the following operational highlights in the fourth quarter of fiscal 2003 over the comparable quarter last year:

•	Worldwide sell-through of Palm(TM) branded handhelds rose 5 percent, an improvement from six consecutive quarters of decline;

•	GAAP gross margins of 32.5 percent vs. 40.9 percent; Non-GAAP gross margins of 32.7 percent vs. 35.0 percent;

•	GAAP operating expenses of $87.4 million vs. $123.0 million; Non-GAAP operating expenses of $81.3 million vs. $98.0 million;

•	Inventory of $22.7 million vs. $55.0 million;

•	Inventory turns of 26 vs. 12; and

•	Cash-to-cash cycle of three days vs. four days.

During the quarter, Palm also announced that the boards of directors of Palm, Inc. and Handspring, Inc. (Nasdaq: HAND) unanimously approved a definitive agreement for Palm to acquire Handspring to form a new, stronger market leader in mobile computing and communications. The Palm board also gave final approval for the spin-off of PalmSource, Inc.

Fiscal Year 2003 Results and Unit Shipments

Revenue for the full year was $871.9 million, down 15.4 percent from the $1.0 billion reported in fiscal year 2002. GAAP net loss for fiscal year 2003 was $442.6 million, or $(15.23) per share, compared with a net loss of $82.2 million, or $(2.87) per share, for fiscal year 2002. Non-GAAP net loss for fiscal year 2003—excluding the effects of amortization of intangible assets, separation costs, impairment charges, restructuring charges and the change in the valuation allowance for deferred tax assets—was $66.1 million, or $(2.27) per share. That compares with a fiscal year 2002 non-GAAP net loss—excluding the effects of the reduction in special excess inventory costs, amortization of intangible assets, separation costs, restructuring charges and the related income tax provision—of $107.1 million, or $(3.74) per share.

Palm shipped approximately 931,000 Palm handhelds during its fourth fiscal quarter, and nearly 4.2 million Palm handhelds during fiscal year 2003. That brings the total number of Palm branded handhelds shipped to-date to more than 22.3 million. Approximately 1.5 million Palm Powered(TM) handhelds, including those sold by Palm OS licensees, were shipped in the quarter, and 29.1 million have been shipped to date.

Fiscal Year Palm Solutions Group Update

During the year, the group responsible for the world-leading Palm branded handhelds, accessories and add-on hardware and software accomplished the following:

•	Introduced two subbrands to target two distinct customer segments—Zire(TM) for individuals and Tungsten(TM) for mobile professionals and businesses. Five handhelds were introduced: the Palm Zire and Zire 71 handhelds, and the Palm Tungsten T, Tungsten W and Tungsten C handhelds, all three of which included integrated wireless technology;

•	Released Palm VersaMail(TM) 2.5 wireless email software, which supports multiple industry-standard email protocols and features automated email retrieval and notification;

•	Developed a sevenfold breakthrough in memory for Palm Powered handheld computers, extending the random-access memory capacity of Palm Powered handhelds from 16MB to 128MB;

•	Bolstered its strategic alliance with IBM with a new WebSphere offering, and licensed IBM’s WebSphere(TM) Micro Environment Java(TM) 2 Micro Edition certified runtime environment for use in future Palm Tungsten handhelds; and

•	Introduced the first Palm Powered ARM-enabled handheld in the United States—the Palm Tungsten T using a Texas Instruments OMAP processor; and grew its ARM-enabled handhelds from zero to 45 percent of overall company shipments at the fiscal year end.

“Our new spring handhelds reinvigorated demand this quarter, and built on the successful product launch we had last fall,” said Todd Bradley, Palm Solutions Group president and chief executive officer. “Continuing tight operational controls also contributed to our performance. With the proposed merger of Handspring into our company, we’ll be better able to meet the full range of our customers’ needs and quickly enter the smartphone space, a market with high-growth potential.”

Fiscal Year PalmSource Update

During the fiscal year, PalmSource, the Palm, Inc. subsidiary with responsibility for developing and licensing the Palm OS(R) platform, the world’s most popular operating system software for handheld computers and smartphones, achieved the following:

•	Shipped Palm OS 5, which takes advantage of the ARM processor architecture;

•	Increased the public number of Palm OS licensees from nine to 15. New licensees are Aceeca, Fossil, Garmin, Legend Group Limited, Group Sense Limited, Hunetec, and Tapwave;

•	Attracted a total of 272,000 registered developers of Palm OS vs. 218,000 a year ago;

•	Inspired the number of Palm OS applications commercially available to reach 18,300 from 12,500 a year ago (source: www.Palmgear.com);

•	Established the Palm OS Business Solutions program for developers to bring qualified enterprise-strength solutions to business customers;

•	Announced the opening of a PalmSource representative office in China, the availability of a version of Palm OS supporting the simplified Chinese language, and two Chinese licensees—Legend and GSL; and

•	Received a $20 million minority equity investment by Sony Corporation that represents an ownership of about 6 percent share of PalmSource. This investment, combined with expanded business and technical collaboration agreements enhances both companies’ strategic commitment to grow the Palm Economy.

“We are pleased with the progress PalmSource made in fiscal year 2003. We successfully transitioned from OS 4 to the ARM-based OS 5 platform, increased the number of Palm OS licensees from nine to 15, and help foster the innovative and leading-edge mobile devices our world-class partners brought to market,” said David Nagel, president and chief executive officer of PalmSource, Inc. “The success of our licensees’ handhelds and smartphones combined with the breadth of Palm OS applications from our third-party developers helped PalmSource continue its platform leadership.”

According to IDC’s study in the United States, Palm Powered handhelds accounted for 77 percent of all pen-based personal digital assistants shipped in 2002. Palm Powered smartphones led the U.S. converged handheld space with a market share of 75 percent in 2002, IDC said.

INVESTOR’S NOTE: The company will hold a conference call for the public on June 24, 2003, at 2 p.m. Pacific/5 p.m. Eastern to discuss matters covered in this press release. The dial-in number for the call is 888-335-6680 in the United States and 973-935-8508 for international callers. No pass code is needed. A telephone call replay of the conference call will be available through July 8, 2003, beginning today at approximately 5 p.m. Pacific. The dial-in number for the replay is 877-519-4471 (PIN# 4008252) in the United States and 973-341-3080 (PIN# 4008252) for international callers. The live conference call also will be available over the Internet by logging onto the investor relations section of Palm’s website at http://ir.palm.com. An audio replay and text transcript of the conference call also can be accessed at the same URL beginning on June 24, 2003.

NON-GAAP FINANCIAL MEASURES: The non-GAAP financial measures used in this press release exclude the impact of cost of revenues—benefit for special excess inventory and related costs, amortization of intangible assets, separation costs, impairment charges, restructuring charges, the change in the valuation allowance for deferred tax assets and the related income tax provision. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company’s management refers to these non-GAAP financial measures, such as non-GAAP gross margins, operating loss and net loss, in making operating decisions because they provide meaningful supplemental information regarding the Company’s operational performance, including the Company’s ability to provide cash flows to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency to the supplemental information used by management in its financial and operational decision-making. In addition, we have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure as provided with the financial statements attached to this press release.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the following: operating results; products and services;

growth and growth opportunities for the market; growth and growth opportunities for shareholder value; Palm’s outlook; customers and customer segmentation; profitability; the proposed transaction involving the distribution of PalmSource stock to Palm stockholders and the merger involving Handspring and Palm; the handheld industry; and the growth of the smartphone industry. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: Palm’s ability to anticipate demand for its products; Palm’s third party manufacturers meeting their performance obligations; Palm’s suppliers providing Palm with quality components and elements on a cost effective basis; Palm’s ability to maintain successful relationships with distributors, retailers and resellers and expand its distribution channel; Palm’s ability to hire, retain, integrate and motivate sufficient qualified personnel; Palm’s ability to secure and protect its intellectual property; risk associated with international operations; Palm’s ability to control and successfully manage its expenses, inventory and cash position; fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; possible development or marketing delays relating to Palm’s product offerings; possible defects in products and technologies developed; Palm’s ability to build, maintain and benefit from strategic alliances; Palm’s ability to compete with existing and new competitors; possible future price cutting or other actions by competitors; Palm’s ability to successfully operate as two separate companies and possible problems arising from the separation of Palm’s Solutions Group and PalmSource; the approval of the merger and distribution transaction by the Palm and Handspring stockholders; the satisfaction of closing conditions to the merger and distribution transaction, including the receipt of regulatory approvals; the ability of Palm and PalmSource to operate as separate companies after the PalmSource distribution; and the successful integration of Handspring’s employees and technologies with those of Palm. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the period ended February 28, 2003, as amended. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

About Palm, Inc.

Information about Palm, Inc. is available at http://www.palm.com/aboutpalm.

# # #

Palm OS is a registered trademark and Palm Powered is a trademark of PalmSource, Inc., a subsidiary of Palm, Inc. Palm, Tungsten, Zire and VersaMail are trademarks of Palm, Inc. Other brands may be trademarks of their respective owners.

Palm, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	May 31, 2003	May 31, 2002	May 31, 2003	May 31, 2002
Revenues	$225,758	$233,283	$871,946	$1,030,831
Costs and operating expenses:
Cost of revenues (*)	151,980	151,583	591,329	745,525
Cost of revenues—benefit for special excess inventory and related costs	—	(15,429)	—	(101,844)
Sales and marketing	40,956	53,822	177,903	237,448
Research and development	27,394	30,195	110,611	141,475
General and administrative	12,919	13,936	50,179	56,444
Amortization of intangible assets (*)	421	3,347	6,069	12,531
Separation costs	3,774	1,166	9,282	1,542
Impairment charges	—	—	102,540	—
Restructuring charges	1,968	20,565	39,488	46,553

Total costs and operating expenses	239,412	259,185	1,087,401	1,139,674

Operating loss	(13,654)	(25,902)	(215,455)	(108,843)
Interest and other income (expense), net	221	(1,575)	(2,129)	938

Loss before income taxes	(13,433)	(27,477)	(217,584)	(107,905)
Income tax provision (benefit)	1,588	—	224,998	(25,737)

Net loss	$(15,021)	$(27,477)	$(442,582)	$(82,168)

Net loss per share:
Basic and diluted	$(0.51)	$(0.95)	$(15.23)	$(2.87)
Shares used in computing per share amounts:
Basic and diluted	29,180	28,937	29,069	28,640
(*) Amortization of intangible assets:
Cost of revenues	$323	$1,763	$5,164	$6,306
Sales and marketing	—	—	—	11
Research and development	65	1,551	773	6,137
General and administrative	33	33	132	77

Total amortization of intangible assets	$421	$3,347	$6,069	$12,531

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal year ends on the Friday nearest to May 31. For presentation purposes, the periods have been presented as ending on May 31.

(*) Cost of revenues does not include that portion of amortization of intangible assets related to cost of revenues.

Palm, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

Excluding effects of excess inventory and related benefit (included in cost of revenues),

amortization of intangible assets, separation costs and restructuring charges

(In thousands, except per share data)

(Unaudited)

	Three months ended May 31, 2003			Three months ended May 31, 2002
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues	$225,758	$—	$225,758	$233,283	$—	$233,283
Costs and operating expenses:
Cost of revenues (*)	151,980	—	151,980	151,583	—	151,583
Cost of revenues—benefit for special excess inventory and related costs	—	—	—	(15,429)	(15,429)	—
Sales and marketing	40,956	—	40,956	53,822	—	53,822
Research and development	27,394	—	27,394	30,195	—	30,195
General and administrative	12,919	—	12,919	13,936	—	13,936
Amortization of intangible assets (*)	421	421	—	3,347	3,347	—
Separation costs	3,774	3,774	—	1,166	1,166	—
Restructuring charges	1,968	1,968	—	20,565	20,565	—

Total costs and operating expenses	239,412	6,163	233,249	259,185	9,649	249,536

Operating loss	(13,654)	(6,163)	(7,491)	(25,902)	(9,649)	(16,253)
Interest and other income (expense), net	221	—	221	(1,575)	—	(1,575)

Loss before income taxes	(13,433)	(6,163)	(7,270)	(27,477)	(9,649)	(17,828)
Income tax provision	1,588	—	1,588	—	—	—

Net loss	$(15,021)	$(6,163)	$(8,858)	$(27,477)	$(9,649)	$(17,828)

Net loss per share:
Basic and diluted	$(0.51)	$(0.21)	$(0.30)	$(0.95)	$(0.33)	$(0.62)

Shares used in computing per share amounts:
Basic and diluted	29,180	—	29,180	28,937	—	28,937
(*)Amortization of intangible assets:
Cost of revenues	$323	$323	$—	$1,763	$1,763	$—
Sales and marketing	—	—	—	—	—	—
Research and development	65	65	—	1,551	1,551	—
General and administrative	33	33	—	33	33	—

Total amortization of intangible assets	$421	$421	$—	$3,347	$3,347	$—

The above non-GAAP amounts have been adjusted to eliminate cost of revenues—benefit for special excess inventory and related costs, amortization of intangible assets, separation costs and restructuring charges.

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal year ends on the Friday nearest to May 31. For presentation purposes, the periods have been presented as ending on May 31.

Palm, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

Excluding effects of excess inventory and related benefit (included in cost of revenues),

amortization of intangible assets, separation costs, restructuring charges,

impairment charges, the related income tax provision and the change in the valuation allowance for deferred tax assets

(In thousands, except per share data)

(Unaudited)

	Year ended May 31, 2003			Year ended May 31, 2002
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues	$871,946	$—	$871,946	$1,030,831	$—	$1,030,831
Costs and operating expenses:
Cost of revenues(*)	591,329	—	591,329	745,525	—	745,525
Cost of revenues—benefit for special excess inventory and related costs	—	—	—	(101,844)	(101,844)	—
Sales and marketing	177,903	—	177,903	237,448	—	237,448
Research and development	110,611	—	110,611	141,475	—	141,475
General and administrative	50,179	—	50,179	56,444	—	56,444
Amortization of intangible assets(*)	6,069	6,069	—	12,531	12,531	—
Separation costs	9,282	9,282	—	1,542	1,542	—
Impairment charges	102,540	102,540	—	—	—	—
Restructuring charges	39,488	39,488	—	46,553	46,553	—

Total costs and operating expenses	1,087,401	157,379	930,022	1,139,674	(41,218)	1,180,892

Operating income (loss)	(215,455)	(157,379)	(58,076)	(108,843)	41,218	(150,061)
Interest and other income (expense), net	(2,129)	—	(2,129)	938	—	938

Income (loss) before income taxes	(217,584)	(157,379)	(60,205)	(107,905)	41,218	(149,123)
Income tax provision (benefit)	224,998	219,141	5,857	(25,737)	16,277	(42,014)

Net income (loss)	$(442,582)	$(376,520)	$(66,062)	$(82,168)	$24,941	$(107,109)

Net income (loss) per share:
Basic and diluted	$(15.23)	$(12.96)	$(2.27)	$(2.87)	$0.87	$(3.74)

Shares used in computing per share amounts:
Basic and diluted	29,069	—	29,069	28,640	—	28,640
(*) Amortization of intangible assets:
Cost of revenues	$5,164	$5,164	$—	$6,306	$6,306	$—
Sales and marketing	—	—	—	11	11	—
Research and development	773	773	—	6,137	6,137	—
General and administrative	132	132	—	77	77	—

Total amortization of intangible assets	$6,069	$6,069	$—	$12,531	$12,531	$—

The above non-GAAP amounts have been adjusted to eliminate cost of revenues—benefit for special excess inventory and related costs, amortization of intangible assets, separation costs, impairment charges, restructuring charges, the related income tax provision and the change in the valuation allowance for deferred tax assets.

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal year ends on the Friday nearest to May 31. For presentation purposes, the periods have been presented as ending on May 31.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

	May 31, 2003	May 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$242,432	$278,547
Short-term investments	—	17,970
Accounts receivable, net of allowance for doubtful accounts of $4,645 and $8,485, respectively	97,437	63,551
Inventories	22,748	55,004
Deferred income taxes	—	48,985
Prepaids and other	8,406	14,122

Total current assets	371,023	478,179
Restricted investments	2,619	2,326
Land, property and equipment, net	94,622	211,556
Goodwill	68,785	68,785
Intangible assets, net	976	9,585
Deferred income taxes	34,800	205,440
Other assets	3,801	13,225

Total assets	$576,626	$989,096

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$83,037	$88,909
Accrued restructuring	35,235	35,512
Other accrued liabilities	119,074	108,577

Total current liabilities	237,346	232,998
Non-current liabilities:
Long-term convertible debt	50,000	50,000
Deferred revenue and other	13,494	15,250
Minority interest in a consolidated subsidiary	20,000	—
Stockholders’ equity:
Preferred stock, $.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $.001 par value, 2,000,000 shares authorized; outstanding May 31, 2003, 29,232 shares; May 31, 2002, 28,960^ shares	29	29
Additional paid-in capital^	1,123,819	1,122,674
Unamortized deferred stock-based compensation	(508)	(5,743)
Accumulated deficit	(868,789)	(426,207)
Accumulated other comprehensive income	1,235	95

Total stockholders’ equity	255,786	690,848

Total liabilities and stockholders’ equity	$576,626	$989,096

(^)	Amounts have been restated for the effects of the 1-for-20 reverse stock split effective Oct. 15, 2002.

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal year ends on the Friday nearest to May 31. For presentation purposes, the periods have been presented as ending on May 31.

Palm, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	May 31, 2003	May 31, 2002
Cash flows from operating activities:
Net loss	$(15,021)	$(27,477)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	7,144	6,440
Amortization	1,598	4,884
Deferred income taxes	—	18,577
Impairment of equity investments	3,747	—
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(6,232)	34,772
Inventories	545	(4,440)
Prepaids and other	(1,166)	5,061
Accounts payable	1,336	(21,228)
Tax benefit from employee stock options	—	(95)
Accrued restructuring	(10,689)	8,302
Other accrued liabilities	(3,303)	(14,038)

Net cash provided by (used in) operating activities	(22,041)	10,758

Cash flows from investing activities:
Purchases of property and equipment	(1,767)	(381)
Purchases of restricted investments	—	(1,551)
Purchases of short-term investments	(5,223)	(17,970)
Sale/maturities of short-term investments	10,286	—

Net cash provided by (used in) investing activities	3,296	(19,902)

Cash flows from financing activities:
Proceeds from issuance of common stock	1,171	1,784
Other, net	599	262

Net cash provided by financing activities	1,770	2,046

Change in cash and cash equivalents	(16,975)	(7,098)
Cash and cash equivalents, beginning of period	259,407	285,645

Cash and cash equivalents, end of period	$242,432	$278,547

Other cash flow information:
Cash paid for income taxes	$(1,088)	$440

Cash paid for interest	(37)	$(58)

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal year ends on the Friday nearest to May 31. For presentation purposes, the periods have been presented as ending on May 31.

Palm, Inc.

Segment Results Reconciled to Reported Operating Income (Loss) Before Income Taxes

(In thousands)

(Unaudited)

	Three months ended May 31, 2003
	Solutions Group	PalmSource, Inc.	Eliminations	Total Palm
Revenues	$217,146	$17,303	$(8,691)	$225,758
Cost of revenues (*)	159,674	1,508	(9,202)	151,980
Research & development, selling general & administrative expenses	65,401	15,868	—	81,269

Segment operating contribution (loss)	(7,929)	(73)
Amortization of intangible assets (*)	—	421	—	421
Separation costs	1,603	2,171	—	3,774
Restructuring charges	1,952	16	—	1,968

Operating income (loss)	(11,484)	(2,681)	511	(13,654)
Interest and other income (expense), net	596	(375)	—	221

Segment income (loss) before income taxes	$(10,888)	$(3,056)	$511	$(13,433)

	Three months ended May 31, 2002
	Solutions Group	PalmSource, Inc.	Eliminations	Total Palm
Revenues	$226,394	$18,533	$(11,644)	$233,283
Cost of revenues (*)	160,128	1,480	(10,025)	151,583
Research & development, selling general & administrative expenses	79,331	18,702	(80)	97,953

Segment operating contribution (loss)	(13,065)	(1,649)
Cost of revenues—benefit for special excess inventory and related costs (**)	(15,429)	—	—	(15,429)
Amortization of intangible assets (*)	1,796	1,551	—	3,347
Separation costs	748	418	—	1,166
Restructuring charges	18,795	1,770	—	20,565

Operating income (loss)	(18,975)	(5,388)	(1,539)	(25,902)
Interest and other income (expense), net	(1,058)	(517)	—	(1,575)

Segment income (loss) before income taxes	$(20,033)	$(5,905)	$(1,539)	$(27,477)

(*)	Cost of revenues does not include that portion of amortization of intangible assets related to cost of revenues.

(**)	This benefit is excluded from the determination of segment cost of revenues when measuring segment performance.

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal year ends on the Friday nearest to May 31. For presentation purposes, the periods have been presented as ending on May 31.

	Year ended May 31, 2003
	Solutions Group	PalmSource, Inc.	Eliminations	Total Palm
Revenues	$837,637	$73,414	$(39,105)	$871,946
Cost of revenues (*)	625,245	5,719	(39,635)	591,329
Research & development, selling general & administrative expenses	269,357	69,747	(411)	338,693

Segment operating contribution (loss)	(56,965)	(2,052)
Amortization of intangible assets(*)	1,127	4,942	—	6,069
Separation costs	4,258	5,024	—	9,282
Impairment charges	102,540	—	—	102,540
Restructuring charges	37,300	2,188	—	39,488

Operating income (loss)	(202,190)	(14,206)	941	(215,455)
Interest and other income (expense), net	3,005	(5,134)	—	(2,129)

Segment income (loss) before income taxes	$(199,185)	$(19,340)	$941	$(217,584)

	Year ended May 31, 2002
	Solutions Group	PalmSource, Inc.	Eliminations	Total Palm
Revenues	$1,004,388	$69,883	$(43,440)	$1,030,831
Cost of revenues (*)	782,709	4,931	(42,115)	745,525
Research & development, selling general & administrative expenses	353,135	82,121	111	435,367

Segment operating contribution (loss)	(131,456)	(17,169)
Cost of revenues—benefit for special excess inventoryand related costs (**)	(101,844)	—	—	(101,844)
Amortization of intangible assets (*)	6,548	5,983	—	12,531
Separation costs	1,023	519	—	1,542
Restructuring charges	44,357	2,196	—	46,553

Operating income (loss)	(81,540)	(25,867)	(1,436)	(108,843)
Interest and other income (expense), net	1,615	(677)	—	938

Segment income (loss) before income taxes	$(79,925)	$(26,544)	$(1,436)	$(107,905)

(*)	Cost of revenues does not include that portion of amortization of intangible assets related to cost of revenues.

(**)	This benefit is excluded from the determination of segment cost of revenues when measuring segment performance.

Certain prior year balances have been reclassified to conform to the current year presentation.

Palm’s fiscal year ends on the Friday nearest to May 31. For presentation purposes, the periods have been presented as ending on May 31.

Palm, Inc.

Reconciliation of GAAP to Non-GAAP measures

(in thousands, except % and per share amounts)

Reconciliation of GAAP net loss to Non-GAAP net loss

	Three months ended February 28, 2003
	GAAP	Adjustments	Non-GAAP
Revenues	$209,016	$—	$209,016

Costs and operating expenses:
Cost of revenues (*)	143,674	—	143,674
Sales and marketing	46,827	—	46,827
Research and development	26,200	—	26,200
General and administrative	13,506	—	13,506
Amortization of intangible assets (*)	1,419	1,419	—
Separation costs	1,725	1,725	—
Impairment charges	102,540	102,540	—
Restructuring charges	40,182	40,182	—

Total costs and operating expenses	376,073	145,866	230,207

Operating income (loss)	(167,057)	(145,866)	(21,191)
Interest and other income (expense), net	(3,219)	—	(3,219)

Income (loss) before income taxes	(170,276)	(145,866)	(24,410)
Income tax provision (benefit)	2,060	—	2,060

Net income (loss)	$(172,336)	$(145,866)	$(26,470)

Net income (loss) per share:
Basic and diluted	$(5.93)	$(5.02)	$(0.91)

Shares used in computing per share amounts:
Basic and diluted	29,082	—	29,082

(*) Amortization of intangible assets:
Cost of revenues	$1,315	$1,315	$—
Sales and marketing	—	—	—
Research and development	71	71	—
General and administrative	33	33	—

Total amortization of intangible assets	$1,419	$1,419	$—

Reconciliation of GAAP Gross margins to Non-GAAP Gross margins

	Three months ended May 31, 2003			Three months ended May 31, 2002
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Revenues	$225,758	$—	$225,758	$233,283	$—	$233,283
Cost of revenues	151,980	—	151,980	151,583	—	151,583
Cost of revenues—benefit for special excess inventory and related costs	—	—	—	(15,429)	(15,429)	—
Applicable portion of amortization of intangible assets related to cost of revenues	323	323	—	1,763	1,763	—

Gross profit	73,455	323	73,778	95,366	(13,666)	81,700
Gross margins	32.5%	0.2%	32.7%	40.9%	(5.9)%	35.0%

Reconciliation of GAAP operating expenses to Non-GAAP operating expenses
	Three months ended May 31, 2003			Three months ended May 31, 2002
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Sales and marketing	40,956	—	40,956	53,822	—	53,822
Research and development	27,394	—	27,394	30,195	—	30,195
General and administrative	12,919	—	12,919	13,936	—	13,936
Amortization of intangible assets (*)	421	421	—	3,347	3,347	—
Separation costs	3,774	3,774	—	1,166	1,166	—
Impairment charges	—	—	—	—	—	—
Restructuring charges	1,968	1,968	—	20,565	20,565	—

Total costs and operating expenses	87,432	6,163	81,269	123,031	25,078	97,953

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